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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the 2000 Employee Stock Option Plan of Edac Technologies Corporation of our report dated February 9, 2001 (except for the matter discussed in Note K as to which the date is March 29, 2001), incorporated by reference in Edac Technologies Corporation's Form 10-K, as amended, for the year ended December 30, 2000.


                                                         /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
May 25, 2001